Exhibit 10.5

REDEMPTION AGREEMENT

by and among

SUNLIGHT CAPITAL VENTURES, LLC

SUNLIGHT CAPITAL PARTNERS II, LLC

and

FRANKLIN HOLDINGS (BERMUDA), LTD.

Dated: April 3, 2013

ARTICLE I	DEFINITIONS AND RULES OF CONSTRUCTION	1
1.1.	Definitions	1
1.2.	Rules of Construction	3

ARTICLE II	REDEMPTION	4
2.1.	Redemption	4
2.2.	Payments of the Purchase Price	4
2.3.	Deliverables	5

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE SELLERS	5
3.1.	Organization and Power	5
3.2.	Authorization and Enforceability	5
3.3.	No Violation	5
3.4.	Governmental Authorizations and Consents	6
3.5.	Ownership of the Purchased Stock	6
3.6.	Litigation	6
3.7.	No Brokers	6
3.8.	Investigation	6
3.9.	Disclaimer	7

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	7
4.1.	Organization and Power	7
4.2.	Execution and Enforceability	7
4.3.	No Violation	7
4.4.	Governmental Authorizations and Consents	7
4.5.	Litigation	8
4.6.	Financial Capacity; Solvency	8
4.7.	No Brokers	8
4.8.	No Inducement or Reliance	8
4.9.	Disclaimer	9

ARTICLE V	COVENANTS	9
5.1.	Access to Financial Statements	9
5.2.	Public Announcements	9
5.3.	Director Indemnification and Insurance	9
5.4.	Reasonable Best Efforts	10
5.5.	Release	10

ARTICLE VI	INDEMNIFICATION; SURVIVAL	10
6.1.	Expiration of Representations and Warranties	10
6.2.	Indemnification	11

ARTICLE VII	MISCELLANEOUS	12
7.1.	Expenses	12
7.2.	Notices	12
7.3.	Governing Law	13

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7.4.	Entire Agreement	13
7.5.	Severability	13
7.6.	Amendment	13
7.7.	Effect of Waiver or Consent	13
7.8.	Parties in Interest; Limitation on Rights of Others	14
7.9.	Assignability	14
7.10.	Jurisdiction; Court Proceedings; Waiver of Jury Trial	14
7.11.	No Other Duties	14
7.12.	Reliance on Counsel and Other Advisors	15
7.13.	Remedies	15
7.14.	Specific Performance	15
7.15.	Counterparts	15
7.16.	Further Assurance	15

Exhibits

Exhibit A	-	Purchased Stock
Exhibit B	-	Form of Promissory Note

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REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT is entered into as of April 3, 2013, by and among FRANKLIN HOLDINGS (BERMUDA), LTD., a Bermuda company (the “Company”), SUNLIGHT CAPITAL VENTURES, LLC, a Delaware limited liability company (“SCV”, and SUNLIGHT CAPITAL PARTNERS II, LLC, a Delaware limited liability company (“SCP,” and together with SCV, the “Sellers”).

RECITALS

WHEREAS, the Company desires to purchase and redeem from the Sellers, and the Sellers desire to sell to the Company, all of each Seller’s right, title and interest in and to all of the outstanding equity interests of the Company held by each Seller upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Definitions and Rules of Construction

1.1.         Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Redemption Agreement, as it may be amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Cash Purchase Price” has the meaning set forth in Section 2.2(b)(i).

“Closing Date” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the Preamble.

“Company Indemnitees” has the meaning set forth in Section 6.2(b).

“Contemplated Transactions” means the transactions contemplated by this Agreement, the Notes, and each other Transaction Document.

“Contract” means any written agreement, license, contract, arrangement, understanding, obligation or commitment to which a party is bound.

“Equity Securities” of any Person means any and all shares of capital stock, warrants, options, membership interests or partnership interests of such Person, and all securities exchangeable for or convertible or exercisable into, any of the foregoing.

“GAAP” means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States.

“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court.

“Indebtedness” means all obligations and indebtedness of the Company or its Subsidiaries for borrowed money; provided, that Indebtedness shall not include (a) accounts payable to trade creditors, accrued expenses and deferred revenues arising in the ordinary course of business, (b) the endorsement of negotiable instruments for collection in the ordinary course of business, (c) capitalized lease obligations or liabilities and (d) Indebtedness owing from the Company to any of its wholly owned Subsidiaries or from any of the Subsidiaries of the Company to the Company.

“Indemnitee” has the meaning set forth in Section 6.2(c)(i).

“Indemnitor” has the meaning set forth in Section 6.2(c)(i).

“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, decrees, rules, or other requirements with similar effect of any Governmental Authority.

“Lien” means any lien, security interest, pledge or other similar encumbrance.

“Litigation” means any claims, actions, suits, audits, inquiries, proceedings or governmental investigations, pending or threatened, at Law or in equity or before any Governmental Authority.

“Loss” or “Losses” means all claims, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and the costs of enforcing any indemnity or injunctive relief rights, provided, that Losses shall not include consequential damages, special damages, punitive damages, or lost profits.

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“Notes” has the meaning set forth in Section 2.2(b)(ii).

“Note Period” has the meaning set forth in Section 5.1(a).

“Orders” means all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority.

“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Purchased Stock” has the meaning set forth in Section 2.1.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Releasee” and “Releasees” has the meaning set forth in Section 5.5(a).

“Sellers” has the meaning set forth in the Preamble.

“Seller Indemnitee” has the meaning set forth in Section 6.2(a).

“SCP” has the meaning set forth in the Preamble.

“SCV” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Third Party Claim” has the meaning set forth in Section 6.2(c)(ii)(A).

“Transaction Documents” means this Agreement, the Notes and any other documents being executed and delivered in connection with this Agreement, the Notes and the transactions contemplated hereby and thereby.

1.2.        Rules of Construction.

Unless the context otherwise requires:

(a)         A capitalized term has the meaning assigned to it;

(b)        An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

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(c)       References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)        References to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(e)        The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(f)        This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(g)        All monetary figures shall be in United States dollars unless otherwise specified; and

(h)        References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified.

ARTICLE II

Redemption

2.1.         Redemption.

Simultaneously with the execution of this Agreement and on the date hereof (the “Closing Date”), the Company shall purchase and redeem from each Seller, and each Seller shall sell, transfer and assign to the Company, all of the Equity Securities of the Company beneficially owned by such Seller, as set forth on Exhibit A hereto (the “Purchased Stock”), in accordance with the provisions of this Agreement.

2.2.         Payments of the Purchase Price.

(a)          The aggregate purchase price to be paid by the Company for the Purchased Stock shall be Ninety-Two Million Three Hundred Thousand Dollars ($92,300,000) (the “Purchase Price”), Forty-Six Million One Hundred Fifty Thousand Dollars ($46,150,000) of which will be payable to SCV and Forty-Six Million One Hundred Fifty Thousand Dollars ($46,150,000) of which will be payable to SCP.

(b)         Following the delivery of all the deliverables required by Section 2.3, the Purchase Price shall be paid on the Closing Date by the Company to Sellers as follows:

(i)          Thirty-Six Million Nine Hundred Twenty Thousand Dollars ($36,920,000) in cash (the “Cash Purchase Price”) shall be paid by Company to each Seller by wire transfer of immediately available funds to accounts designated by the Sellers; and

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(ii)         an executed Promissory Note, in the form attached as Exhibit B hereto (the “Notes”), in the initial principal amount of Nine Million Two Hundred Thirty Thousand Dollars ($9,230,000), shall be delivered by Company to each Seller.

2.3.         Deliverables.

(a)         Simultaneously with the execution of this Agreement, the Company shall deliver to the Sellers:

(i)          The Cash Purchase Price, as set forth above.

(ii)         The Notes.

(b)         Simultaneously with the payment of the Cash Purchase Price, the Sellers shall deliver, or cause to be delivered, to the Company (i) a resignation of Mark Cicirelli from his role as a director of the Company, and (ii) original share certificates, if any, representing the Purchased Stock.

ARTICLE III

Representations and Warranties of the Sellers

Each Seller hereby severally, and not jointly, represents and warrants to the Company as follows:

3.1.         Organization and Power.

The Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. The Seller has full power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and to consummate the Contemplated Transactions.

3.2.         Authorization and Enforceability.

The Seller has duly authorized the execution and delivery of this Agreement and the Transaction Documents to which it is a party and the performance of its obligations hereunder and thereunder. This Agreement and each of the Transaction Documents constitute, or when executed and delivered will constitute, the valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or affecting the rights of creditors generally.

3.3.         No Violation.

The execution, delivery and performance of this Agreement and the Transaction Documents executed or to be executed by the Seller pursuant to this Agreement, and the consummation of the Contemplated Transactions will not (i) conflict with or violate any provision of the organizational documents of the Seller, (ii) conflict with or violate any provision of any Law or Order applicable to the Seller or by which the Seller or its properties are bound or

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affected, or (iii) constitute a default under any agreement or contract that binds the Seller, which default would materially adversely affect the ability of the Seller to consummate the Contemplated Transactions.

3.4.         Governmental Authorizations and Consents.

No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other person (including its members), entity or agency is required in order for the Sellers to execute, deliver, or perform any of its obligations under this Agreement and the Transaction Documents, except such as have been obtained or made and are in full force and effect.

3.5.         Ownership of the Purchased Stock.

The Purchased Stock, as set forth on Exhibit A hereto, accurately reflects all of the Equity Securities of the Company beneficially owned by the Seller. The Seller has not transferred, assigned, encumbered, hypothecated or otherwise disposed of any of the Purchased Stock owned by such Seller and the Seller owns all such Purchased Stock, free and clear of any Lien. The Seller is not a party to any Contract, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement with respect to the Purchased Stock. The Purchased Stock will be transferred by Sellers to Company at Closing, free and clear of any Lien other than those created in favor of the Company by this Agreement. After giving effect to the Closing, Sellers will not hold, beneficially or of record, any Equity Securities of the Company.

3.6.         Litigation.

No Litigation is pending or, to the knowledge of the Seller, threatened by or against such Seller or any of its property or assets (a) with respect to this Agreement or the Transaction Documents or any of the Contemplated Transactions or (b) that would reasonably be expected to adversely affect the ability of such Seller to perform its obligations under this Agreement or the Transaction Documents.

3.7.         No Brokers.

The Seller has not employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement, the Transaction Documents or the Contemplated Transactions.

3.8.         Investigation.

Each Seller acknowledges that it has been furnished all materials relating to Company, its Subsidiaries and Affiliates, their business and affairs, the sale and redemption of the Purchased Stock, and other materials, that it has requested, and that it has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement, and to obtain additional information which the Company or its Subsidiaries and Affiliates possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any representations or information set forth in any such

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material. Each Seller further acknowledges that Company, its Subsidiaries and Affiliates, and their officers, directors, and managers, have answered all inquiries that such Seller has made of them concerning the Company and its Subsidiaries and Affiliates, or any other matters relating to the transactions contemplated by this Agreement.

3.9.         Disclaimer.

Neither Seller nor any of their Affiliates, representatives or advisors has made, or shall be deemed to have made, to the Company or any other Person any representations or warranty other than those expressly made by the Sellers in this Article III.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to the Sellers as follows:

4.1.         Organization and Power.

The Company is a company, duly formed, validly existing and in good standing under the Laws of Bermuda and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and the Company is in material compliance with all Laws and Orders applicable to it. The Company has the power and authority, and the legal right, to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.

4.2.         Execution and Enforceability.

The Company has duly executed and delivered this Agreement and the Transaction Documents. This Agreement and each Transaction Document is a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceedings in equity or at law

4.3.         No Violation.

The execution and delivery of this Agreement and the Transaction Documents and the consummation by the Company of the Contemplated Transactions do not and will not (i) violate or conflict with the Company’s organizational documents, (ii) violate any Law or Order applicable to the Company or by which any of its material properties or assets may be bound, or (iii) constitute a default under any agreement or contract that binds the Company, which default would materially adversely affect the ability of the Company to consummate the Contemplated Transactions.

4.4.         Governmental Authorizations and Consents.

No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other person (including its members), entity or agency is

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required in order for the Company to execute, deliver, or perform any of its obligations under this Agreement and the Transaction Documents, except such as have been obtained or made and are in full force and effect.

4.5.         Litigation.

No Litigation is pending or, to the knowledge of the Company, threatened by or against the Company or any of its property or assets (a) with respect to this Agreement or the Transaction Documents or any of the Contemplated Transactions or (b) that would reasonably be expected to adversely affect the Company’s financial condition or the ability of the Company to perform its obligations under this Agreement or the Transaction Documents.

4.6.         Financial Capacity; Solvency.

(a)         The Company has, as of the date hereof, available capital in an amount that is sufficient to pay the Cash Purchase Price, and the Company will have available capital in an amount that is sufficient to make each other payment that may be required by and in accordance with this Agreement, each other Transaction Document and the Contemplated Transactions.

(b)         Immediately after giving effect to the Contemplated Transactions, including the payment by the Company of the Cash Purchase Price and each other payment required by the Transaction Documents and the incurrence of any Indebtedness by the Company in connection therewith, (i) the Company and its Subsidiaries, respectively, shall be able to pay their debts as they become due and shall own assets which have a fair saleable value greater than the amounts required to pay such debts (including a reasonable estimate of the amount of all contingent liabilities), and (ii) the Company and its Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of the Company or its Subsidiaries.

4.7.         No Brokers.

Neither the Company nor or any of its Affiliates has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement, the Transaction Documents or the Contemplated Transactions.

4.8.         No Inducement or Reliance.

The Company has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by either Seller (or their Affiliates, officers, directors, employees, agents or representatives) that are not expressly set forth in Article III hereof, whether or not any such representations, warranties or statements were made in writing or orally.

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4.9.         Disclaimer.

Neither Company nor any of their Affiliates, representatives or advisors has made, or shall be deemed to have made, to the Sellers or any other Person any representations or warranty other than those expressly made by the Company in this Article IV.

ARTICLE V

Covenants

5.1.         Access to Financial Statements.

During the period from the date hereof through the date that all payments and obligations under the Notes have been satisfied (the “Note Period”), upon the written request of the Sellers, the Company shall provide to the Sellers, within fifteen (15) days of such request, (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries for the immediately preceding quarter, and the related unaudited statements of operations and cash flows, respectively, for such quarter, and (ii) the most recent audited consolidated balance sheet of the Company and its Subsidiaries and the related statements of income, changes in equity and cash flows for such audit period.

5.2.         Public Announcements.

No press release regarding this Agreement, the Transaction Documents or the Contemplated Transactions shall be made unless the substance and form of such press release are agreed to in writing by the Company and the Sellers; provided, that in the event that the parties cannot come to an agreement, either party shall be permitted to make any disclosure required by Law; provided, further, that the party proposing to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations shall use reasonable best efforts to consult in good faith with the other party before doing so.

5.3.         Director Indemnification and Insurance.

(a)         From and after the date hereof, the Company shall honor in all respects the obligations of the Company to its directors and officers (and those of its Subsidiaries) pursuant to any indemnification provisions under the organizational documents of the Company as in effect as of the date hereof. Until the sixth anniversary of the date hereof, the Company shall maintain the provisions with respect to indemnification and exculpation from liability as set forth in the organizational documents of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights thereunder of the Sellers or Mark Cicirelli.

(b)         The Company agrees to pay from time to time as warranted all expenses, including attorneys’ fees, that may be incurred by the Sellers or Mark Cicirelli in enforcing the indemnity and other obligations provided for in this Section 5.3.

(c)         This Section 5.3 shall survive the closing of the Contemplated Transactions, is intended to benefit and may be enforced by the Sellers or Mark Cicirelli, and

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shall be binding on all successors and assigns (including by merger, asset sale, reorganization and other material transaction) of the Company.

5.4.       Reasonable Best Efforts.

Each of the parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Contemplated Transactions.

5.5.       Release.

(a)         Effective only upon the end of the Note Period, (i) each Seller hereby releases and forever discharges the Company, and (ii) the Company hereby releases and forever discharges Seller, and (in the case of both (i) and (ii) above) each of its affiliates and each of their respective, past, present, and future, as it may apply, shareholders, directors, officers, partners, managers, members, employees, counsel, agents and representatives, and each of their respective successors and assigns (individually, a “Releasee” and, collectively, the “Releasees”) from any and all claims and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, arising contemporaneously with or prior to the Closing Date, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification, reimbursement, or compensation from any Releasee, whether pursuant to any charter documents, contracts, law, arrangement, commitment, undertaking or otherwise whether written or oral and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release (x) any obligations of the Company or the Sellers arising under this Agreement, the Notes or any of the other Transaction Documents, it being acknowledged that each party shall retain all rights, obligations and claims available under the terms of this Agreement, the Notes and the other Transaction Documents, or (y) any right of Mark Cicirelli to receive indemnification as a former director of the Company.

(b)         Further, each Seller and the Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby.

ARTICLE VI

Indemnification; Survival

6.1.        Expiration of Representations and Warranties.

The representations and warranties of the parties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, at 5:00 P.M. (Eastern time) on the date that is the twenty-four (24) month anniversary of the date hereof and all liability and indemnification obligations with respect to such representations and warranties shall thereupon be extinguished (except to the extent a claim for indemnification has been made prior to such time for any breach thereof). The parties acknowledge and agree that the time period set forth in this Section 6.1 for the assertion of claims under this Agreement is the result of arms’-length

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negotiation among the parties and that they intend for such time period to be enforced as agreed among the parties.

6.2.        Indemnification.

(a)         By the Company. Subject to the provisions of Section 6.1, the Company agrees to indemnify, defend and hold harmless the Sellers, each of their Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (collectively, “Seller Indemnitees”) from and against all Losses incurred by any of the Seller Indemnitees arising out of or relating to: (i) any breach of any representation or warranty made by the Company in this Agreement or any Transaction Document, or (ii) any breach of any covenant or agreement of the Company contained in this Agreement or any Transaction Document.

(b)         By the Seller. Subject to the provisions of Section 6.1, the Sellers agree, severally and not jointly, to indemnify, defend and hold harmless the Company, each of its Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (collectively, “Company Indemnitees”) from and against all Losses incurred by any of the Company Indemnitees arising out of or relating to: (i) any breach of any representation or warranty made by the Sellers in this Agreement or any Transaction Document, or (ii) any breach of any covenant or agreement of the Sellers contained in this Agreement or any Transaction Document.

(c)         Procedure.

(i)          Direct Claims. If a Seller Indemnitee or a Company Indemnitee, as applicable (an “Indemnitee”), shall have a claim for indemnification hereunder for any claim other than a claim asserted by a third party, the Indemnitee shall, as promptly as is practicable, give written notice to the indemnifying party (such party, the “Indemnitor”) of the nature and, to the extent practicable, a good faith estimate of the amount, of the claim, which notice must certify that the Indemnitee has in good faith already sustained some (though not necessarily all) Losses with respect to such claim. The failure to make prompt delivery of such written notice by the Indemnitee to the Indemnitor (so long as a notice pursuant to this Section 6.2(c)(i), including the requisite certification, is given before the expiration of the applicable period set forth in Section 6.1) shall not relieve the Indemnitor from any liability under this Section 6.2 with respect to such matter, except to the extent the Indemnitor is actually prejudiced by failure to give such notice.

(ii)         Third-Party Actions.

(A)         If an Indemnitee receives notice or otherwise obtains knowledge of any matter or any threatened matter that may give rise to an indemnification claim against an Indemnitor (the “Third Party Claim”), then the Indemnitee shall promptly, and in any event within twenty (20) days of the receipt of notice or other knowledge of any such claim against a Indemnitee, deliver to the Indemnitor a written notice describing, to the extent practicable, such matter in reasonable detail and such notice must be accompanied by a copy of any written notice of the third party claimant to the Indemnitee asserting the Third Party Claim.

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The failure to make timely prompt delivery of such written notice or of the copy of the written notice of the third party claimant by the Indemnitee to the Indemnitor (so long as a notice pursuant to this Section 6.2(c)(ii)(A) that includes any written notice of the third party claimant is given before the expiration of the applicable period set forth in Section 6.1) shall not relieve the Indemnitor from any liability under this Section 6.2 with respect to such matter, except to the extent the Indemnitor is actually prejudiced by failure to give such notice.

ARTICLE VII

Miscellaneous

7.1.         Expenses.

Except as specified in Section 6.2, all fees and expenses incurred in connection with the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Contemplated Transactions are consummated.

7.2.         Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by facsimile, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

If to the Company:

Franklin Holdings (Bermuda), Ltd.

Clarendon House

2 Church Street

Hamilton HM 11 Bermuda

Attention:         Secretary

Facsimile:          (441) 292-4720

With a copy (which shall not constitute notice) to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Kenneth L. Henderson, Esq.

Facsimile:            (212) 541-4630

If to the Sellers:

Elliott Management Corporation

40 West 57th Street, 31st Floor

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New York, NY 10019

Attn: Mark Cicirelli

With a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen P.C.

551 Fifth Avenue

New York, NY 10176

Attn: Christopher P. Davis

7.3.         Governing Law.

This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

7.4.         Entire Agreement.

This Agreement, together with the Exhibits hereto, the Notes and any other Transaction Documents, constitute the entire agreement of the parties relating to the subject matter hereof and supersede all prior contracts or agreements, whether oral or written.

7.5.         Severability.

Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

7.6.         Amendment.

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented or modified orally, but only by an instrument in writing signed by the Company and each Seller; provided, that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.

7.7.         Effect of Waiver or Consent.

No waiver or consent, express or implied, by any party to or of any breach or default by any party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other

13

right or power. Failure on the part of a party to complain of any act of any party or to declare any party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitation period has run.

7.8.         Parties in Interest; Limitation on Rights of Others.

The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective legal representatives, successors and assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.

7.9.         Assignability.

This Agreement shall not be assigned by a party without the prior written consent of each of the other parties hereto.

7.10.        Jurisdiction; Court Proceedings; Waiver of Jury Trial.

Any Litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such Litigation; provided, that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Litigation in any federal or state court located in the State of New York in New York County, (b) any claim that any such Litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such Litigation. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such Litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any Litigation.

7.11.        No Other Duties.

The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, Law or equity, or under any principle of fiduciary obligation.

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7.12.        Reliance on Counsel and Other Advisors.

Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

7.13.        Remedies.

All remedies, either under this Agreement or by Law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative, and any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by Law, equity or otherwise.

7.14.        Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

7.15.        Counterparts.

This Agreement may be executed by facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

7.16.        Further Assurance.

If at any time after the date hereof any further action is necessary or desirable to fully effect the transactions contemplated by this Agreement or any other of the Transaction Documents, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

(signature pages follow)

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

FRANKLIN HOLDINGS (BERMUDA), LTD.

By:	/s/ Robert P. Myron
Name: Robert P. Myron
Title: CEO

SUNLIGHT CAPITAL VENTURES, LLC

By:
Name:
Title:

SUNLIGHT CAPITAL PARTNERS II, LLC

By:
Name:
Title:

[signature page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

FRANKLIN HOLDINGS (BERMUDA), LTD.

By:
Name:
Title:

SUNLIGHT CAPITAL VENTURES, LLC

By:	/s/ ELLIOT GREENBERG
Name: ELLIOT GREENBERG
Title: VICE PRESIDENT

SUNLIGHT CAPITAL PARTNERS II, LLC

By:	/s/ ELLIOT GREENBERG
Name: ELLIOT GREENBERG
Title: VICE PRESIDENT

[signature page to the Stock Purchase Agreement]

EXHIBIT A

PURCHASED STOCK

HOLDER	SHARES
Sunlight Capital Ventures, LLC	62,500
Sunlight Capital Partners II, LLC	62,500

EXHIBIT B

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

(Sunlight Capital Ventures, LLC)

Amount:	U.S.$9,230,000

Dated:	April 3, 2013

FOR VALUE RECEIVED, the undersigned Franklin Holdings (Bermuda) Ltd. (“Borrower”), with an address at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, promises to pay to the order of Sunlight Capital Ventures, LLC (“Lender”), at its office located at 40 West 57th Street, New York, NY 10019 or at such other place as Lender may direct, U.S. Nine Million Two Hundred Thirty Thousand Dollars and 00/100 Dollars (U.S.$9,230,000) (the “Principal Amount”), together with interest at the rate, and fees and expenses on the terms provided in, this Promissory Note (the “Loan”). This Promissory Note (“Note”) is made as of the date of Borrower’s repurchase of one hundred percent (100%) of Lender’s equity ownership interest in Borrower, and the Principal Amount represents the portion of the purchase price of such equity for which Borrower has not paid Lender in cash.

1.	INTEREST RATE. Borrower will pay Lender interest on the unpaid Principal Amount at the annual rate set forth below (calculated on the actual number of days elapsed over a 365 day year) from the date of this Note (except as provided in the next sentence) until the entire outstanding Principal Amount and accrued and outstanding interest together with all fees and expenses due under this Note have been paid, whether or not judgment is obtained. At no time, however, will the interest rate exceed the maximum allowable by Law. Interest will compound annually.

Fixed Rate.   The rate of five and one-half percent (5.5%) per annum, subject to automatic (i) reduction to two and one-half percent (2.5%) per annum in the event Borrower repays all but not less than all amounts related to the Loan on or before April 3, 2014, and (ii) increase as provided in Section 7 of this Note.

2.	TERM. This Note matures and all unpaid principal, accrued interest and unpaid fees and expenses are payable on October 3, 2014 (the “Maturity Date”).

3.	FEES AND EXPENSES. All fees and expenses incurred by Lender in connection with the enforcement of this Note, including but not limited to attorney’s fees, will be promptly reimbursed by Borrower.

4.	PAYMENTS. All unpaid Principal Amount, accrued interest and unpaid fees and expenses shall be due and payable on the Maturity Date by means of wire transfer of immediately available funds to an account designated in writing by Lender.

5.	PREPAYMENTS. Borrower may prepay the Loan evidenced by this Note in whole or in part without penalty before the Maturity Date. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued but unpaid interest, and third to the payment of the Principal Amount outstanding under the Note.

6.	DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note: (a) failure of Borrower to make any payment to Lender when due hereunder; (b) the breach or nonperformance of any representation, warranty or covenant of Borrower contained in this Note and such breach or nonperformance continues for a period of not less than thirty (30) days after written notice thereof from Lender to Borrower; provided, that, any breach or nonperformance of the provisions of Sections 4, 8(A)(i), 8(F), 9(A), 10(B) or 10(C) shall immediately result in an Event of Default, without such thirty (30) day period; (c) any breach under the Redemption Agreement of even date herewith (the “Redemption Agreement”) between Borrower and Lender and such breach continues beyond any applicable notice and cure period; or (d) the institution of proceedings by or against Borrower under any bankruptcy or insolvency law, or any law for the benefit of creditors or relief of debtors, (provided, however, that the institution of involuntary proceedings against Borrower will not be an Event of Default if such proceeding is discharged or dismissed within sixty (60) days after the commencement date thereof), or a custodianship, trusteeship, receivership or assignment for the benefit of creditors is imposed upon or sought by Borrower.

7.	REMEDIES. Upon the occurrence and during the continuance of an Event of Default, at Lender’s option, all amounts owing to Lender in connection with the Loan and this Note will become due and payable immediately, without notice of any kind to Borrower. Upon the occurrence and during the continuance of an Event of Default, interest will continue to accrue on all such amounts until paid, at a default rate of interest equal to two percent (2%) per annum above the otherwise applicable rate under this Note. In addition, Lender shall have all the rights and remedies available at law, in equity, or otherwise. All of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy or combination shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform any obligation of Borrower shall not affect Lender’s right to declare an Event of Default and to exercise its rights and remedies.

8.	REPRESENTATIONS. As a material inducement to Lender’s willingness to make the Loan, Borrower represents and warrants that:

(A)         it is (i) a limited company duly incorporated, validly existing and in good standing under the Laws of Bermuda and has the requisite power and authority, and the legal right, to own, lease and operate its material properties and assets and to conduct its business as it is now being conducted in all material respects and (ii) in material compliance with all Laws and Orders applicable to it;

(B)         Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder;

(C)         Borrower has duly executed and delivered this Note;

(D)         no consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person (including its shareholders), entity or agency is required in order for Borrower to execute, deliver, or perform any of its

2

obligations under this Note, except such as have been obtained or made and are in full force and effect;

(E)         the execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (i) violate or conflict with Borrower’s organizational documents (ii) violate any Law or Order applicable to Borrower or by which any of its material properties or assets may be bound; or (iii) constitute a default under any material agreement or contract by which Borrower may be bound;

(F)         this Note is a valid, legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceedings in equity or at law;

(G)         Except for liens identified in Borrower’s most recent audited financial statements and liens encumbering certain investment property of JRG Reinsurance Company Ltd. under that certain Master Letter of Credit Reimbursement and Security Agreement dated as of July 7, 2011 between KeyBank National Association and JRG Reinsurance Company Ltd., the assets of neither Borrower nor any of its subsidiaries are encumbered by any liens securing indebtedness of any person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000; and

(H)        no action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or any of its property or assets (a) with respect to this Note or any of the transactions contemplated hereby or (b) that would reasonably be expected to materially adversely affect Borrower’s financial condition or the ability of Borrower to perform its obligations under this Note.

Borrower understands and acknowledges that Lender is reasonably, materially and detrimentally relying on each representation and warranty set forth in this Section 8 and would not be making this Loan “but for” each representation and warranty.

For the purposes of this Note:

“Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any governmental authority or agency and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such person or any of its properties or to which such person or any of its properties is subject.

“Order” means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other governmental authority, in each case, applicable to or binding on such person or any of its properties or to which such person or any of its properties is subject.

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9.	AFFIRMATIVE COVENANTS. Until all obligations of Borrower under this Note have been satisfied or terminated in accordance with this Note, Borrower shall:

(A)         Preserve, renew and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business;

(B)         Comply with all Laws and Orders applicable to it or its property, other than such Laws and Orders (i) the validity or applicability of which Borrower is contesting in good faith by appropriate proceedings or (ii) the failure to comply with which would not reasonably be expected to materially adversely affect Borrower’s financial condition or the ability of Borrower to perform its obligations under this Note;

(C)         Use its commercially reasonable efforts to obtain third party financing sufficient to pay all amounts due under this Note in full on or before October 3, 2013;

(D)         Upon the request of Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably necessary or advisable to carry out the intent and purposes of this Note;

(E)         Pay, discharge or otherwise satisfy all of its material obligations before the same shall become delinquent or in default, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with the generally accepted accounting principles of the United States with respect thereto have been provided on its books;

(F)         As soon as practicable and in any event within five (5) business days after an executive officer of Borrower obtains actual knowledge that an Event of Default has occurred, notify Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default; and

(G)         Use the proceeds of any and all new debt incurred or borrowed outside of the ordinary course of business (including all new borrowings since the March 1, 2013 under that certain Credit Agreement dated as of September 24, 2008 (as in existence as of the date hereof, the “KeyBank Credit Agreement”) among Borrower, as borrower, Franklin Holdings (II) (Bermuda), Ltd., as subsidiary guarantor, the lenders party thereto and KeyBank National Association, as administrative agent and letter of credit issuer, but excluding any reborrowing or refinancing of any amounts outstanding under the KeyBank Credit Agreement by a renewal or replacement facility) to repay Lender and Lehman, on a pro rata basis according to the outstanding principal, interest and fees and expenses owed to Lender and Lehman under this Note and the Lehman Note, respectively, any principal, interest and fees and expenses outstanding under this Note and the Lehman Note, respectively, within three (3) business days of Borrower’s receipt of such proceeds.

For the purposes of this Note:

“Lehman” means Lehman Brothers Offshore Partners, Ltd.

“Lehman Note” means that certain Promissory Note dated as of the date hereof by Borrower in favor of Lehman in the principal amount of $3,692,000.00.

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10.	NEGATIVE COVENANTS. So long as any amount under this Note shall remain unpaid, Borrower will not, and will cause each of its subsidiaries not to, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed):

(A)         Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any debt of any person, other than:

(i)          liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05 of the KeyBank Credit Agreement;

(ii)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.05 of the KeyBank Credit Agreement;

(iii)        pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including, without limitation, deposits made in the ordinary course of business to cash collateralize letters of credit described in the parenthetical in clause (i) of the definition of “Debt” in the KeyBank Credit Agreement);

(iv)        deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature and liens imposed by statutory or common law relating to banker’s liens or rights of setoff or similar rights relating to deposit accounts, in each case in the ordinary course of business;

(v)         liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, any Insurance Subsidiary (as such term is defined in the KeyBank Credit Agreement) in the ordinary course of business;

(vi)        deposits with insurance regulatory authorities in the ordinary course of business (which deposits may be in the form of cash collateralized letters of credit);

(vii)       easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower;

(viii)      any lien on any property of Borrower or any subsidiary existing on the date hereof and described in Section 8(G) above; provided that (A) such lien shall not apply to any other property of Borrower or such subsidiary and (B) such lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the aggregate commitment amount secured thereby;

5

(ix)         any lien existing on any fixed or capital asset before the acquisition thereof by a Borrower or any subsidiary or existing on any fixed or capital asset of any person that first becomes a subsidiary after the date hereof before the time such person becomes a subsidiary; provided that (A) such lien is not created in contemplation of or in connection with such acquisition or such person becoming a subsidiary, (B) such lien will not apply to any other property or asset of Borrower or any subsidiary, (C) such lien will secure only those obligations which it secures on the date of such acquisition or the date such person first becomes a subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, (D) the principal amount of debt secured by any such lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of Borrower or a subsidiary) of such fixed or capital asset at the time it was acquired (by purchase, construction or otherwise) , and (E) the aggregate principal amount of debt secured by any and all such liens permitted under this clause (ix) shall not at any time exceed $10,000,000;

(x)          liens on fixed or capital assets acquired, constructed or improved by Borrower or any subsidiary; provided that (A) such liens and the debt secured thereby are incurred before or within ninety (90) days after such acquisition or the completion of such construction or improvement, (C) the debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (C) such liens will not apply to any other property of Borrower or any subsidiary, and (D) the aggregate principal amount of debt secured by any and all such liens permitted under this clause (x) shall not at any time exceed $10,000,000;

(xi)         liens to secure a debt owing to Borrower or a subsidiary;

(xii)        liens on the assets of an insurance subsidiary to secure debt owing by such subsidiary to the Federal Home Loan Bank of which such subsidiary is a member;

(xiii)       cash deposited as collateral to secure letter of credit debt incurred by an insurance subsidiary of Borrower in the ordinary course of business; and

(xiv)      any lien arising out of the refinancing, extension, renewal or refunding of any debt secured by a lien permitted by any of clauses (viii), (ix), (x), (xi), (xii) or (xiii) of this Section; provided that such debt under any of clauses (viii), (ix) and (x) is not increased (except by the amount of fees, expenses and premiums required to be paid in connection with such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

provided that, except as provided in clause (iii) above, the liens permitted pursuant to clauses (i) through (vii) above shall not include any lien that secures indebtedness for borrowed money.

(B)          Except for payments to Lehman made on the date hereof and to be made pursuant to the Lehman Note, pay any cash dividends, cash distributions or other cash payments, including by way of loans, indemnities or guaranties, to the shareholders of Borrower; provided, however, that the foregoing shall in no way limit any right to indemnification afforded any director or officer of Borrower by corporate policy or applicable statute for their actions (or inactions) in such capacity.

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(C)         Merge or consolidate with or into, or convey, transfer, otherwise dispose of (other than in the ordinary course of business) any of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, or otherwise enter into a material business combination with, any person, unless the surviving or acquiring entity in such transaction expressly agrees in writing to assume and perform all of Borrower’s obligations under this Note.

(D)         Prepay any amount under the Lehman Note without concurrently making a pro rata (according to the amount of principal, interest, fees and expenses outstanding under each of this Note and the Lehman Note) prepayment against the Loan in accordance with Section 5 of this Note.

(E)         Materially amend, supplement or modify the Lehman Note.

11.	TAXES.

(A)         Any and all payments by Borrower under this Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies imposts, deductions, charges, withholdings and liabilities, but excluding any taxes based on Lender’s income, being hereinafter referred to as “Taxes”).

(B)         In addition, Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under this Note or from the execution, delivery or registration of, or otherwise with respect to, this Note (all such taxes, charges and levies being hereinafter referred to as “Other Taxes”).

(C)         Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes, and for the full amount of Taxes imposed by any jurisdiction on amounts payable under this paragraph, paid by Lender and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within thirty days from the date Lender makes written demand therefor.

(D)         Without prejudice to the survival of any other agreement of Borrower under this Note, the agreements and obligations of Borrower contained in this paragraph shall survive the payment in full of principal and interest under this Note.

12.	MAXIMUM RATE PERMITTED BY LAW. All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law that a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount that would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced

7

hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower.

13.	AVOIDANCE OF DEBT PAYMENTS. To the extent that any payment to Lender and/or any payment or proceeds of any collateral received by Lender in reduction of the Loan is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrower (or Borrower’s successor) as a debtor in possession, or to a receiver, creditor, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the Loan intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender whether or not this Note has been marked “paid” or otherwise cancelled or satisfied and/or has been delivered to Borrower, and in such event Borrower shall be immediately obligated to return the original Note to Lender and any marking of “paid” or other similar marking shall be of no force and effect.

14.	SEVERABILITY. If any provision of this Note is found to be invalid or unenforceable, such provision shall be stricken and all remaining provisions of this Note shall remain valid and enforceable.

15.	WAIVER; AMENDMENTS. No amendment of this Note, and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in a writing signed by Lender and Borrower; provided, however, that any such waiver shall be restricted to the matters specified in such writing.

16.	ENTIRE AGREEMENT. This Note and the associated Redemption Agreement constitute the sole agreements of the parties regarding the subject matter hereof and thereof and supersede all oral negotiations and prior writings regarding the subject matter hereof and thereof.

17.	APPLICABLE LAW; JURISDICTION. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY PRINCIPLES OF CONFLICTS OF LAW. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS NOTE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS NOTE, BORROWER ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR ANY LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

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18.	SUCCESSORS AND ASSIGNS. This Note shall be binding upon Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Neither party may assign or transfer its rights or obligations under this Note without the prior written consent of the other party. By acceptance of this Note, Lender is hereby deemed to have accepted the terms and conditions hereof.

19.	NO WAIVER, MODIFICATION OR PARTNERSHIP. Nothing set forth in this Note shall be construed as making Lender or Borrower the partner, agent or joint venturer of the other party. Borrower and Lender shall have no relationship to each other than as debtor and creditor.

IN WITNESS WHEREOF, BORROWER, INTENDING TO BE LEGALLY BOUND, HAS EXECUTED THIS NOTE IN FAVOR OF LENDER AS OF THE DATE ABOVE WRITTEN.

BORROWER:

FRANKLIN HOLDINGS (BERMUDA) LTD.

By:
Name:
Title:

9

PROMISSORY NOTE

(Sunlight Capital Partners II, LLC)

Amount:	U.S.$9,230,000

Dated:	April 3, 2013

FOR VALUE RECEIVED, the undersigned Franklin Holdings (Bermuda) Ltd. (“Borrower”), with an address at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, promises to pay to the order of Sunlight Capital Partners II, LLC (“Lender”), at its office located at 40 West 57th Street, New York, NY 10019 or at such other place as Lender may direct, U.S. Nine Million Two Hundred Thirty Thousand Dollars and 00/100 Dollars (U.S.$9,230,000) (the “Principal Amount”), together with interest at the rate, and fees and expenses on the terms provided in, this Promissory Note (the “Loan”). This Promissory Note (“Note”) is made as of the date of Borrower’s repurchase of one hundred percent (100%) of Lender’s equity ownership interest in Borrower, and the Principal Amount represents the portion of the purchase price of such equity for which Borrower has not paid Lender in cash.

1.	INTEREST RATE. Borrower will pay Lender interest on the unpaid Principal Amount at the annual rate set forth below (calculated on the actual number of days elapsed over a 365 day year) from the date of this Note (except as provided in the next sentence) until the entire outstanding Principal Amount and accrued and outstanding interest together with all fees and expenses due under this Note have been paid, whether or not judgment is obtained. At no time, however, will the interest rate exceed the maximum allowable by Law. Interest will compound annually.

Fixed Rate.   The rate of five and one-half percent (5.5%) per annum, subject to automatic (i) reduction to two and one-half percent (2.5%) per annum in the event Borrower repays all but not less than all amounts related to the Loan on or before April 3, 2014, and (ii) increase as provided in Section 7 of this Note.

2.	TERM. This Note matures and all unpaid principal, accrued interest and unpaid fees and expenses are payable on October 3, 2014 (the “Maturity Date”).

3.	FEES AND EXPENSES. All fees and expenses incurred by Lender in connection with the enforcement of this Note, including but not limited to attorney’s fees, will be promptly reimbursed by Borrower.

4.	PAYMENTS. All unpaid Principal Amount, accrued interest and unpaid fees and expenses shall be due and payable on the Maturity Date by means of wire transfer of immediately available funds to an account designated in writing by Lender.

5.	PREPAYMENTS. Borrower may prepay the Loan evidenced by this Note in whole or in part without penalty before the Maturity Date. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued but unpaid interest, and third to the payment of the Principal Amount outstanding under the Note.

6.	DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note: (a) failure of Borrower to make any payment to Lender when due hereunder; (b) the breach or nonperformance of any representation, warranty or covenant of Borrower contained in this Note and such breach or nonperformance continues for a period of not less than thirty (30) days after written notice thereof from Lender to Borrower; provided, that, any breach or nonperformance of the provisions of Sections 4, 8(A)(i), 8(F), 9(A), 10(B) or 10(C) shall immediately result in an Event of Default, without such thirty (30) day period; (c) any breach under the Redemption Agreement of even date herewith (the “Redemption Agreement”) between Borrower and Lender and such breach continues beyond any applicable notice and cure period; or (d) the institution of proceedings by or against Borrower under any bankruptcy or insolvency law, or any law for the benefit of creditors or relief of debtors, (provided, however, that the institution of involuntary proceedings against Borrower will not be an Event of Default if such proceeding is discharged or dismissed within sixty (60) days after the commencement date thereof), or a custodianship, trusteeship, receivership or assignment for the benefit of creditors is imposed upon or sought by Borrower.

7.	REMEDIES. Upon the occurrence and during the continuance of an Event of Default, at Lender’s option, all amounts owing to Lender in connection with the Loan and this Note will become due and payable immediately, without notice of any kind to Borrower. Upon the occurrence and during the continuance of an Event of Default, interest will continue to accrue on all such amounts until paid, at a default rate of interest equal to two percent (2%) per annum above the otherwise applicable rate under this Note. In addition, Lender shall have all the rights and remedies available at law, in equity, or otherwise. All of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy or combination shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform any obligation of Borrower shall not affect Lender’s right to declare an Event of Default and to exercise its rights and remedies.

8.	REPRESENTATIONS. As a material inducement to Lender’s willingness to make the Loan, Borrower represents and warrants that:

(A)         it is (i) a limited company duly incorporated, validly existing and in good standing under the Laws of Bermuda and has the requisite power and authority, and the legal right, to own, lease and operate its material properties and assets and to conduct its business as it is now being conducted in all material respects and (ii) in material compliance with all Laws and Orders applicable to it;

(B)         Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder;

(C)         Borrower has duly executed and delivered this Note;

(D)         no consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person (including its shareholders), entity or agency is required in order for Borrower to execute, deliver, or perform any of its obligations under this Note, except such as have been obtained or made and are in full force and effect;

(E)         the execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (i) violate or conflict with Borrower’s organizational documents (ii) violate any Law or Order applicable to Borrower or by which any of its material properties or assets may be bound; or (iii) constitute a default under any material agreement or contract by which Borrower may be bound;

(F)         this Note is a valid, legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceedings in equity or at law;

(G)         Except for liens identified in Borrower’s most recent audited financial statements and liens encumbering certain investment property of JRG Reinsurance Company Ltd. under that certain Master Letter of Credit Reimbursement and Security Agreement dated as of July 7, 2011 between KeyBank National Association and JRG Reinsurance Company Ltd., the assets of neither Borrower nor any of its subsidiaries are encumbered by any liens securing indebtedness of any person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000; and

(H)         no action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or any of its property or assets (a) with respect to this Note or any of the transactions contemplated hereby or (b) that would reasonably be expected to materially adversely affect Borrower’s financial condition or the ability of Borrower to perform its obligations under this Note.

Borrower understands and acknowledges that Lender is reasonably, materially and detrimentally relying on each representation and warranty set forth in this Section 8 and would not be making this Loan “but for” each representation and warranty.

For the purposes of this Note:

“Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any governmental authority or agency and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such person or any of its properties or to which such person or any of its properties is subject.

“Order” means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other governmental authority, in each case, applicable to or binding on such person or any of its properties or to which such person or any of its properties is subject.

9.	AFFIRMATIVE COVENANTS. Until all obligations of Borrower under this Note have been satisfied or terminated in accordance with this Note, Borrower shall:

(A)         Preserve, renew and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business;

(B)         Comply with all Laws and Orders applicable to it or its property, other than such Laws and Orders (i) the validity or applicability of which Borrower is contesting in good faith by appropriate proceedings or (ii) the failure to comply with which would not reasonably be expected to materially adversely affect Borrower’s financial condition or the ability of Borrower to perform its obligations under this Note;

(C)         Use its commercially reasonable efforts to obtain third party financing sufficient to pay all amounts due under this Note in full on or before October 3, 2013;

(D)         Upon the request of Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably necessary or advisable to carry out the intent and purposes of this Note;

(E)         Pay, discharge or otherwise satisfy all of its material obligations before the same shall become delinquent or in default, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with the generally accepted accounting principles of the United States with respect thereto have been provided on its books;

(F)         As soon as practicable and in any event within five (5) business days after an executive officer of Borrower obtains actual knowledge that an Event of Default has occurred, notify Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default; and

(G)         Use the proceeds of any and all new debt incurred or borrowed outside of the ordinary course of business (including all new borrowings since the March 1, 2013 under that certain Credit Agreement dated as of September 24, 2008 (as in existence as of the date hereof, the “KeyBank Credit Agreement”) among Borrower, as borrower, Franklin Holdings (II) (Bermuda), Ltd., as subsidiary guarantor, the lenders party thereto and KeyBank National Association, as administrative agent and letter of credit issuer, but excluding any reborrowing or refinancing of any amounts outstanding under the KeyBank Credit Agreement by a renewal or replacement facility) to repay Lender and Lehman, on a pro rata basis according to the outstanding principal, interest and fees and expenses owed to Lender and Lehman under this Note and the Lehman Note, respectively, any principal, interest and fees and expenses outstanding under this Note and the Lehman Note, respectively, within three (3) business days of Borrower’s receipt of such proceeds.

For the purposes of this Note:

“Lehman” means Lehman Brothers Offshore Partners, Ltd.

“Lehman Note” means that certain Promissory Note dated as of the date hereof by Borrower in favor of Lehman in the principal amount of $3,692,000.00.

10.	NEGATIVE COVENANTS. So long as any amount under this Note shall remain unpaid, Borrower will not, and will cause each of its subsidiaries not to, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed):

(A)         Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any debt of any person, other than:

(i)           liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05 of the KeyBank Credit Agreement;

(ii)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.05 of the KeyBank Credit Agreement;

(iii)      pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including, without limitation, deposits made in the ordinary course of business to cash collateralize letters of credit described in the parenthetical in clause (i) of the definition of “Debt” in the KeyBank Credit Agreement);

(iv)       deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature and liens imposed by statutory or common law relating to banker’s liens or rights of setoff or similar rights relating to deposit accounts, in each case in the ordinary course of business;

(v)         liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, any Insurance Subsidiary (as such term is defined in the KeyBank Credit Agreement) in the ordinary course of business;

(vi)        deposits with insurance regulatory authorities in the ordinary course of business (which deposits may be in the form of cash collateralized letters of credit);

(vii)       easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower;

(viii)      any lien on any property of Borrower or any subsidiary existing on the date hereof and described in Section 8(G) above; provided that (A) such lien shall not apply to any other property of Borrower or such subsidiary and (B) such lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the aggregate commitment amount secured thereby;

(ix)        any lien existing on any fixed or capital asset before the acquisition thereof by a Borrower or any subsidiary or existing on any fixed or capital asset of any person that first becomes a subsidiary after the date hereof before the time such person becomes a subsidiary; provided that (A) such lien is not created in contemplation of or in connection with such acquisition or such person becoming a subsidiary, (B) such lien will not apply to any other property or asset of Borrower or any subsidiary, (C) such lien will secure only those obligations which it secures on the date of such acquisition or the date such person first becomes a subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, (D) the principal amount of debt secured by any such lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of Borrower or a subsidiary) of such fixed or capital asset at the time it was acquired (by purchase, construction or otherwise) , and (E) the aggregate principal amount of debt secured by any and all such liens permitted under this clause (ix) shall not at any time exceed $10,000,000;

(x)          liens on fixed or capital assets acquired, constructed or improved by Borrower or any subsidiary; provided that (A) such liens and the debt secured thereby are incurred before or within ninety (90) days after such acquisition or the completion of such construction or improvement, (C) the debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (C) such liens will not apply to any other property of Borrower or any subsidiary, and (D) the aggregate principal amount of debt secured by any and all such liens permitted under this clause (x) shall not at any time exceed $10,000,000;

(xi)         liens to secure a debt owing to Borrower or a subsidiary;

(xii)        liens on the assets of an insurance subsidiary to secure debt owing by such subsidiary to the Federal Home Loan Bank of which such subsidiary is a member;

(xiii)       cash deposited as collateral to secure letter of credit debt incurred by an insurance subsidiary of Borrower in the ordinary course of business; and

(xiv)      any lien arising out of the refinancing, extension, renewal or refunding of any debt secured by a lien permitted by any of clauses (viii), (ix), (x), (xi), (xii) or (xiii) of this Section; provided that such debt under any of clauses (viii), (ix) and (x) is not increased (except by the amount of fees, expenses and premiums required to be paid in connection with such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

provided that, except as provided in clause (iii) above, the liens permitted pursuant to clauses (i) through (vii) above shall not include any lien that secures indebtedness for borrowed money.

(B)         Except for payments to Lehman made on the date hereof and to be made pursuant to the Lehman Note, pay any cash dividends, cash distributions or other cash payments, including by way of loans, indemnities or guaranties, to the shareholders of Borrower; provided, however, that the foregoing shall in no way limit any right to indemnification afforded any director or officer of Borrower by corporate policy or applicable statute for their actions (or inactions) in such capacity.

(C)         Merge or consolidate with or into, or convey, transfer, otherwise dispose of (other than in the ordinary course of business) any of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, or otherwise enter into a material business combination with, any person, unless the surviving or acquiring entity in such transaction expressly agrees in writing to assume and perform all of Borrower’s obligations under this Note.

(D)         Prepay any amount under the Lehman Note without concurrently making a pro rata (according to the amount of principal, interest, fees and expenses outstanding under each of this Note and the Lehman Note) prepayment against the Loan in accordance with Section 5 of this Note.

(E)         Materially amend, supplement or modify the Lehman Note.

11.	TAXES.

(A)         Any and all payments by Borrower under this Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies imposts, deductions, charges, withholdings and liabilities, but excluding any taxes based on Lender’s income, being hereinafter referred to as “Taxes”).

(B)         In addition, Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under this Note or from the execution, delivery or registration of, or otherwise with respect to, this Note (all such taxes, charges and levies being hereinafter referred to as “Other Taxes”).

(C)         Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes, and for the full amount of Taxes imposed by any jurisdiction on amounts payable under this paragraph, paid by Lender and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within thirty days from the date Lender makes written demand therefor.

(D)         Without prejudice to the survival of any other agreement of Borrower under this Note, the agreements and obligations of Borrower contained in this paragraph shall survive the payment in full of principal and interest under this Note.

12.	MAXIMUM RATE PERMITTED BY LAW. All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law that a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount that would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower.

13.	AVOIDANCE OF DEBT PAYMENTS. To the extent that any payment to Lender and/or any payment or proceeds of any collateral received by Lender in reduction of the Loan is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrower (or Borrower’s successor) as a debtor in possession, or to a receiver, creditor, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the Loan intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender whether or not this Note has been marked “paid” or otherwise cancelled or satisfied and/or has been delivered to Borrower, and in such event Borrower shall be immediately obligated to return the original Note to Lender and any marking of “paid” or other similar marking shall be of no force and effect.

14.	SEVERABILITY. If any provision of this Note is found to be invalid or unenforceable, such provision shall be stricken and all remaining provisions of this Note shall remain valid and enforceable.

15.	WAIVER; AMENDMENTS. No amendment of this Note, and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in a writing signed by Lender and Borrower; provided, however, that any such waiver shall be restricted to the matters specified in such writing.

16.	ENTIRE AGREEMENT. This Note and the associated Redemption Agreement constitute the sole agreements of the parties regarding the subject matter hereof and thereof and supersede all oral negotiations and prior writings regarding the subject matter hereof and thereof.

17.	APPLICABLE LAW; JURISDICTION. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY PRINCIPLES OF CONFLICTS OF LAW. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS NOTE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS NOTE, BORROWER ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR ANY LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

18.	SUCCESSORS AND ASSIGNS. This Note shall be binding upon Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Neither party may assign or transfer its rights or obligations under this Note without the prior written consent of the other party. By acceptance of this Note, Lender is hereby deemed to have accepted the terms and conditions hereof.

19.	NO WAIVER, MODIFICATION OR PARTNERSHIP. Nothing set forth in this Note shall be construed as making Lender or Borrower the partner, agent or joint venturer of the other party. Borrower and Lender shall have no relationship to each other than as debtor and creditor.

IN WITNESS WHEREOF, BORROWER, INTENDING TO BE LEGALLY BOUND, HAS EXECUTED THIS NOTE IN FAVOR OF LENDER AS OF THE DATE ABOVE WRITTEN.

BORROWER:

FRANKLIN HOLDINGS (BERMUDA) LTD.

By:
Name:
Title: